        EXHIBIT 77(O) MORGAN STANLEY DEAN WITTER MUNICIPAL INCOME TRUST III
        10f-3 transactions for the period October 31, 1999 - March 31, 2000

S
                                                                     TOTAL
                                                                     ISSUED/
                          DATE       PRICE   AMOUNT         % of     PRINCIPAL       PURCHASED
SECURITY                  PURCHASED  SHARE   PURCHASED      Assets   AMOUNT          BY FUND   BROKER(S)

Massachussetts Water Resources Authority Series A
                          03/08/00 $ 94.368 $2,000,000    0.768%  $285,000,000.00  0.702%    Bear Stearns





















